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                                                                  Exhibit 10.41

                                     FVC.COM


July 26, 2000


Stephen C. Rackets
982A La Mesa Terrace
Sunnyvale, CA 94086

Dear Steve:

This letter represents the agreement (the "AGREEMENT") reached between you and FVC.COM, Inc. (the "COMPANY") to clarify and resolve all issues regarding the conclusion of your employment with the Company.

1.       TERMINATION.

         (a) You have signed your position as the Vice President - Worldwide Sales, and as an employee, effective September 30, 2000 (your "TERMINATION DATE").

         (b) You and the Company have agreed that the last day that you are required to be in the Company offices will be Friday, August 11, 2000. After August 11, 2000, and through your Termination Date, you have agreed to be available by telephone to consult with the Company and to be available to attend meetings at the Company's offices at such times as may be mutually agreed between you and the Company.

         (c) Through your Termination Date, your current salary of $200,000.00 annually and your existing employee benefits will remain in effect, including your employee stock options. In lieu of sales commissions for the period July 1, 2000 through September 30, 2000, you will receive an additional amount of $16,500.00, less payroll taxes and normal withholdings that will be paid in a lump sum on your Termination Date.

         (d) On your Termination Date the Company will transfer ownership to you of the Toshiba Tecra 8000 laptop computer, and software that has been installed on that machine, that you have been using while employed at the Company.

2.       CONSULTING AGREEMENT.

         (a) You have agreed to provide consulting services to the Company from your Termination Date through January 31, 2001 (the "CONSULTING PERIOD"). These consulting services will be in the areas of your previous responsibilities with the company, including sales management, contract negotiations, customer relations and similar matters.

         (b) During the consulting period you will receive a monthly fee of $22,200.00, payable on the first day of each month for four months commencing October 1, 2000.

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Agreement between FVC.COM & Stephen C. Rackets
July 26, 2000
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         (c) During the Consulting Period you will be eligible to continue to receive health care coverage pursuant to COBRA, details of which will be provided to you on, or before, your Termination Date. The Company will pay the costs of such healthcare coverage during the Consulting Period and for up to three months following the Consulting Period. You have agreed to promptly notify the Company should you make arrangement through a new employer for healthcare coverage.

         (d) Your existing stock options will continue to vest through the Consulting Period. Following the Consulting Period you will have 30 days, or through March 2, 2001, in which to exercise your option to purchase vested shares, as described in your option agreements. If you are not able to locate your copies of the agreements, Human Resources will be able to provide you with copies.

         (e) During the Consulting Period, the Company will reimburse to you actual expenses associated with your duties and responsibilities, including establishment of a temporary office and/or home office. Such reimbursements shall not exceed $2,500 for the purchase of appropriate office equipment nor $7,500 for the office rental, communications costs and other related expenses. All such reimbursements are to be documented by receipts and approved by Truman Cole, the Company's Chief Financial Officer.

         (f) During the Consulting Period, the Company will provide you with:

             -   A voice mail box (x7223) on our voice mail system.

             -   Access to the Company's email system.

3. RELEASE. In exchange for the benefits described above, you and your successors and assigns release and absolutely discharge the Company and its stockholders, directors, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which you now have, or at any other time had, or of any matter, cause fact, thing act or omission whatsoever occurring or existing at any time up to and including the date hereof, including, but not limited to, any claims of wrongful termination, breach of contract or national origin, race, age sex or other discrimination under the Civil Rights Act of 1964 the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

         You hereby waive any right or benefit which you have or may have under section 1542 of the Civil Code of the State of California, to the full extent that you may lawfully waive such rights and benefits, pertaining to the subject matter of this general release of claims. You acknowledge that you have read section 1542 of the Civil Code of the State of California that is set forth below in its entirety:

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Agreement between FVC.COM & Stephen C. Rackets
July 26, 2000
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        A general release does not extend to claims that the creditor does not know or suspects exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
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4. PROPRIETARY INFORMATION AGREEMENT. You acknowledge and agree that you shall continue to be bound by, and comply with, the terms of the confidentiality agreement between the Company and you that you executed upon your employment with the Company.

5. NON-SOLICITATION OF EMPLOYEES. You agree that for a period of one year after your Termination Date, you shall not, either directly or indirectly, solicit the services, or attempt to solicit the services of any employee of the Company or its affiliated entities on behalf of yourself or any other person or entity.

6. RECOVERY OF LEGAL COSTS. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

7. ENTIRE AGREEMENT. This letter constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements, whether written or oral, with the exception of the agreements described in paragraphs 2.b. and 5. This Agreement may not be altered or amended except by a written document signed by the Company and you.

8. NON-DISCLOSURE. Both the Company and you agree that neither party shall directly or indirectly disclose any of the terms of this Agreement to anyone (other than your immediate family or counsel), except as such disclosure may be required for accounting or tax reporting purposes or as may be required by law, without written permission of the other party. Further, the timing and content of any public announcements of your separation from the Company must be mutually agreed between you and the Company.

Sincerely,


/s/ Ralph Ungermann
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RALPH UNGERMANN
PRESIDENT AND CHIEF EXECUTIVE OFFICER

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I understand that I have up to 21 days to consider the impact of this Agreement, and I have consulted an attorney. I understand that I am giving up any legal claims I have against the Company by signing this Agreement. Further, I understand that I may revoke it at any time during the 7 days after I sign it and that it shall not become effective until that 7 day period has

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Agreement between FVC.COM & Stephen C. Rackets
July 26, 2000
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passed. I further acknowledge that I am signing this Agreement knowingly, willingly and voluntarily in exchange for the benefits described in paragraphs 1 and 2, above.


/s/ Stephen C. Rackets                                              8/3/2000
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STEPHEN C. RACKETS                                                   DATE